Exhibit 23.1

To Whom It May Concern:

We hereby consent to the use in the Registration Statement of VenHub Global, Inc. on Form 10-Q of our Report of Independent Registered Public Accounting Firm, Dated November 18, 2025, on the balance sheet of VenHub Global, Inc. as of September 30, 2025, and the related statements of operations, changes in stockholder’s equity and cash flows for the period then ended.

Very truly yours,

/s/ Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

November 21, 2025

9555 S. Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com